                                                                Exhibit 2


                                    AUDITED
                             FINANCIAL STATEMENTS


                             TRI-TOWN SPORTS, INC.

                               DECEMBER 31, 1995



[ G.T. REILLY LOGO]

TRI-TOWN SPORTS, INC.

==============================================================================

AUDITED FINANCIAL STATEMENTS

DECEMBER 31, 1995


INDEPENDENT AUDITORS' REPORT                                              1

AUDITED FINANCIAL STATEMENTS

      BALANCE SHEETS                                                      2

      STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)            4

      STATEMENTS OF CASH FLOWS                                            5

      NOTES TO FINANCIAL STATEMENTS                                       6

[G.T. REILLY LETTERHEAD]





                         INDEPENDENT AUDITORS' REPORT




Board of Directors
Tri-Town Sports, Inc.


We have audited the accompanying balance sheets of Tri-Town Sports, Inc. as of December 31, 1995 and 1994, and the related statements of operations and retained earnings (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tri-Town Sports, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.




                                         /s/ Gerald T. Reilly & Company
                                         -------------------------------------
                                         Gerald T. Reilly & Company


Milton, Massachusetts
September 20, 1996

                                BALANCE SHEETS

TRI-TOWN SPORTS, INC.
--------------------------------------------------------------------------------

BALANCE SHEETS

DECEMBER 31
(See Accountants' Report)

                                                            1995         1994
                                                            ----         ----

ASSETS
------

CURRENT ASSETS
  Cash                                                  $    1,890    $   54,709
  Prepaid expenses                                          14,504         9,886
                                                         ---------     ---------
    TOTAL CURRENT ASSETS                                    16,394        64,595
                                                         ---------     ---------
PROPERTY AND EQUIPMENT
  Land                                                     992,000       992,000
  Land improvements                                        253,890       208,169
  Mini-golf course                                         490,851       490,851
  Golf driving range                                       448,779       448,779
  Buildings                                                187,814       176,438
  Batting cages                                            119,277       119,277
  Furniture, fixtures and equipment                        120,251        95,048
                                                         ---------     ---------
                                                         2,612,862     2,530,562
  Less accumulated provisions for depreciation             410,163       293,430
                                                         ---------     ---------
                                                         2,202,699     2,237,132
                                                         ---------     ---------
OTHER ASSETS
  Organization costs, less amortization of $7,674 in
    1995 and $5,581 in 1994                                 2,791          4,884
  Deferred financing costs, less amortization of
    $6,508 in 1995 and $3,989 in 1994                       6,088          8,607
                                                        ---------     ----------
                                                            8,879         13,491
                                                        ---------     ----------
                                                       $2,227,972     $2,315,218
                                                        =========      =========


  The accompanying notes are an integral part of these financial statements.


                                                                    1995              1994
                                                                    ----              ----
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Accounts payable                                      $     22,473      $     12,947
      Account payable, management agent (Note 4)                  28,235             8,632
      Accrued interest, first mortgage                             6,233             5,743
      Accrued interest, second mortgage                           46,978            48,921
      First mortgage note payable, due in one year                48,000            48,000
      Second mortgage note payable, due in one year               33,268            26,701
      Equipment note payable, due in one year                      3,503                 0
                                                            ------------   ---------------

         TOTAL CURRENT LIABILITIES                               188,690           150,944
                                                              ----------        ----------


LONG-TERM DEBT, due after one year
      First mortgage note payable to bank (Note 3)               907,000           955,000
      Second mortgage note payable to related party (Note 4)     254,778           272,423
      Equipment note payable (Note 3)                              5,249                 0
      Loans payable to stockholders/officers (Note 4)            870,000           860,000
                                                              ----------        ----------
                                                               2,037,027         2,087,423
                                                              ----------        ----------

STOCKHOLDERS' EQUITY
      Common stock, no par value:
          Authorized 20,000 shares; issued and
             outstanding 10,000 shares                           150,000           150,000
          Retained earnings (deficit)                           (147,745)          (73,149)
                                                              ----------       -----------
                                                                   2,255            76,851
                                                              ----------       -----------

                                                              $2,227,972        $2,315,218
                                                              ==========       ===========

  The accompanying notes are an integral part of these financial statements.


TRI-TOWN SPORTS, INC.

==============================================================================================================================

STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)

YEAR ENDED DECEMBER 31


                                                                                                    1995             1994
                                                                                                    ----             ----
REVENUES
      Mini-golf and batting cages                                                            $   296,090      $   293,797
      Golf driving range                                                                         156,476          121,921
      Refreshments                                                                                73,877           68,764
                                                                                             -----------      -----------
                                                                                                 526,443          484,482
                                                                                              ----------       ----------
COST OF REVENUES
      Mini-golf and batting cages                                                                 49,058           63,514
      Golf driving range                                                                          78,659           79,808
      Refreshments                                                                                52,920           45,356
                                                                                             -----------      -----------
                                                                                                 180,637          188,678
                                                                                              ----------       ----------

         GROSS PROFIT                                                                            345,806          295,804
                                                                                              ----------       ----------

OTHER COSTS AND EXPENSES
      Maintenance, general and administrative                                                    153,613           96,423
      Interest expense                                                                           145,444          133,544
      Depreciation                                                                               116,733          110,802
      Amortization                                                                                 4,612            4,612
                                                                                            ------------     ------------
                                                                                                 420,402          345,381
                                                                                              ----------       ----------

         NET LOSS                                                                                (74,596)         (49,577)

RETAINED EARNINGS (DEFICIT) AT BEGINNING OF YEAR                                                 (73,149)         (23,572)
                                                                                             -----------      -----------

         RETAINED EARNINGS (DEFICIT) AT END OF YEAR                                          $  (147,745)    $    (73,149)
                                                                                              ==========      ===========

  The accompanying notes are an integral part of these financial statements.


Tri-TOWN SPORTS, INC.

===================================================================================================================================

STATEMENTS OF CASH FLOWS

YEAR ENDED DECEMBER 31

                                                                                                  1995              1994
                                                                                                  ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                                              $    (74,596)     $    (49,577)
    Adjustments to reconcile net loss to net
         cash from operations:
           Depreciation                                                                        116,733           110,802
           Amortization of other assets                                                          4,612             4,613
           Changes in operating assets and liabilities:
              Accounts receivable, management agent                                                  0             1,573
              Prepaid expenses                                                                  (4,618)             (901)
              Accounts payable                                                                   9,526             8,837
              Accounts payable, management agent                                                19,603             8,632
              Accrued interest, first mortgage                                                     490             1,308
              Accrued interest, second mortgage                                                 (1,943)           (9,403)
              Lease deposits                                                                         0             1,380
                                                                                        --------------      ------------

        NET CASH PROVIDED FROM OPERATING ACTIVITIES                                             69,807            77,264
                                                                                           -----------       -----------

CASH FLOWS APPLIED TO INVESTING ACTIVITIES
    Additions to property and equipment                                                        (71,791)          (37,734)
                                                                                           -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Loans from stockholders                                                                     10,000            50,000
    Payments on first mortgage note                                                            (48,000)          (48,000)
    Payments on second mortgage note                                                           (11,078)             (876)
    Payments on equipment note                                                                  (1,757)                0
                                                                                          ------------    --------------

        NET CASH PROVIDED FROM (APPLIED TO)
           FINANCING ACTIVITIES                                                                (50,835)            1,124
                                                                                           -----------      ------------

RESULTING IN A NET INCREASE (DECREASE) IN CASH                                                 (52,819)           40,654

CASH AT BEGINNING OF YEAR                                                                       54,709            14,055
                                                                                           -----------       -----------

        CASH AT END OF YEAR                                                                 $    1,890      $     54,709
                                                                                           ============      ===========


CASH PAID DURING THE YEAR FOR INTEREST                                                      $  146,897      $    141,639
                                                                                             ==========       ==========

NONCASH INVESTING AND FINANCING ACTIVITIES:

   Note issued on equipment acquisition                                                     $   10,509
                                                                                            ===========

  The accompanying notes are an integral part of these financial statements.

Tri-TOWN SPORTS, INC.

==============================================================================

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 1995


NOTE 1 - ORGANIZATION AND BUSINESS ACTIVITIES

Tri-Town Sports, Inc. (the Corporation) was organized and incorporated in 1991. In 1992, the Corporation acquired land, completed construction and commenced operating a miniature golf and baseball batting cage facility under the name of Dixies Hit & Putt. In 1993, the Corporation completed development and commenced operating a golf driving range on additional land it acquired.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.

Cash - For purposes of balance sheet classifications and presenting the statement of cash flows, cash consists of an operating checking account.

Property and Equipment - Land is stated at cost. Land improvements and other property and equipment are stated at cost less accumulated depreciation provisions. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets which are summarized as follows:

     Land improvements                                    15 years
     Mini-golf course                                     15 years
     Golf driving range construction                      15 years
     Buildings                                            31 years
     Batting cages                                         7 years
     Furniture, fixtures and equipment                     7 years


Organization Costs - Costs incurred in organizing the Corporation were deferred and are being amortized on a straight-line basis over a five-year period.

Deferred Financing Costs - Costs incurred in procuring bank financing were deferred and are being amortized on a straight-line basis over the five-year term of the debt.

The accompanying notes are an integral part of these financial statements.

Note 3 - BANK MORTGAGE NOTE AND EQUIPMENT NOTE

The following summarizes mortgage and equipment notes with unrelated parties:

                                                                                                   December 31
                                                                                                   -----------
                                                                                                 1995              1994
                                                                                           ----------         ---------
Bank Mortgage Note

     $1,075,000 mortgage note payable to bank in monthly principal installments of $4,000 plus interest at a prime rate plus 1%, maturing on June 7, 1998 with a balloon payment of the remaining balance, collateralized by a first mortgage interest in the
         Corporation's real estate and facilities, and including
         the personal guarantees of certain corporate stockholders                        $   955,000        $1,003,000

     Less amounts due in one year                                                              48,000            48,000
                                                                                          -----------       -----------

         Amounts due after one year                                                       $   907,000       $   955,000
                                                                                           ==========        ==========

Equipment Note

     8.5% equipment note payable to finance company in monthly principal and interest installments of $332 through July of 1998, collateralized by
         a security interest in landscaping equipment.                                    $     8,752       $         0

     Less amounts due within one year                                                           3,503                 0
                                                                                         ------------   ---------------

         Amounts due after one year                                                       $     5,249       $         0
                                                                                         ============   ===============


Principal maturities on the above-mentioned notes approximate the following:

     Year Ending                                                         Mortgage         Equipment
     December 31                                                             Note             Note            Total
     -----------                                                         ------------     -------------       -----
         1996                                                           $     48,000    $       3,503      $     51,503
         1997                                                                 48,000            3,600            51,600
         1998                                                                859,000            1,649           860,649
                                                                          ----------     ------------        ----------
                                                                         $   955,000    $       8,752       $   963,752
                                                                          ==========     ============        ==========


NOTE 4 - LOANS AND OTHER TRANSACTIONS WITH RELATED PARTIES

Second Mortgage Note Payable

The Corporation has outstanding a second mortgage note, in the original amount of $300,000, payable to J. C. Higgins Co., Inc., the stockholders of which also hold 50% of the Corporation's stock. The note is payable in varying annual installments due on December 31 of each year through the year 2006, with interest imputed at 15%.

  The accompanying notes are an integral part of these financial statements.

The principal balance outstanding is $288,046 at December 31, 1995 ($299,124 at December 31, 1994). Interest charged to expense for the year, which remained unpaid at year-end, totalled $46,978 for 1995 ($48,921 for 1994).

The following is a summary of the remaining annual installments at December 31, 1995:

     Year Ending                 Required        Less Interest      Principal
     December 31                 Installment     Imputed            Maturity
     -----------                 -----------     -------------      --------

         1996                   $     77,822     $     44,554      $     33,268
         1997                         62,000           41,668            20,332
         1998                         61,200           38,343            22,857
         1999                         59,800           34,605            25,195
         2000                         57,800           30,484            27,316
         Later years                 255,200           96,122           159,078
                                  ----------      -----------        ----------
                                 $   573,822      $   285,776       $   288,046
                                  ==========       ==========        ==========


Loans Payable to Stockholders/Officers

Loans from stockholders, and former stockholders and corporate officers, are evidenced by unsecured demand notes bearing interest at 6%. The aggregate outstanding balance of such loans is $870,000 at December 31, 1995 ($860,000 at December 31, 1994). In connection with a bank mortgage note agreement, $472,500 of these loans are subordinated in that principal and interest may not be paid during the term of the bank note, subject to bank's review in 1996. Interest charges on all loans have been suspended and waived by the holders since inception.

Management Agreement

The Corporation's golf driving range is managed and operated by a company whose stockholders also hold 50% of the Corporation's outstanding stock, under a management agreement which is cancellable by the Corporation. The management agent substantially operates the range and provides personnel. Management fees charged totalled $63,657 in 1995 and $66,894 in 1994. Amounts payable to the management agent totalled $28,235 at December 31, 1995 ($8,632 at December 31,
1994).


NOTE 5 - FINANCIAL INSTRUMENTS

The Corporation's financial instruments that are potentially subject to concentrations of credit risk consist of cash. The Corporation maintains its cash accounts in a high-quality financial institution in amounts that do not exceed the insured limits.

The reported amounts of cash are equivalent to their fair values as the Corporation's cash does not include any time deposits or other equivalents.

  The accompanying notes are an integral part of these financial statements.

The fair values of the Corporation's loans, as estimated by discounting their cash requirements based on current rates available in the market for the approximate remaining maturities, are compared to their reported amounts as follows at December 31, 1995:

                                           Reported          Estimated
                                           Amount            Fair Value
                                          ------------       -----------

     First mortgage note payable           $   955,000       $   955,000
     Second mortgage note payable              288,046           355,000
     Equipment note payable                      8,752             8,752
     Loans payable to stockholders             870,000           650,000
                                            ----------        ----------
                                            $2,121,798        $1,968,752
                                            ==========        ==========

NOTE 6 - INCOME TAX STATUS

The stockholders of Tri-Town Sports, Inc. have elected S-corporation status for the Corporation whereby the income or losses of the Corporation are allocated to the stockholders and reportable on their respective individual income tax returns in a manner similar to that of a partnership. As a result, the accompanying financial statements do not include provisions for taxes on corporate income.


NOTE 7 - PROPOSED SALE OF BUSINESS

In August of 1996, the Corporation signed a letter of intent to sell its business and substantially all related assets for $2.6 million. The proposed sale would take place in September of 1996, with the Corporation receiving $1.9 million in cash at the closing, along with a $700,000 promissory note due within one year. The sale would generate a financial reporting gain of approximately $390,000 in September of 1996, after related selling costs. (The pro-forma effect of this proposed sale on the 1995 financial statements of the Corporation, assuming the sale occurred on December 31, 1995 would have been a gain of approximately $300,000.)

The cash proceeds of the sale would be sufficient to liquidate all non-stockholder debt and liabilities and a portion of loans payable to stockholders/officers. The proceeds of the promissory note would be sufficient to liquidate any remaining stockholder loan balances.

  The accompanying notes are an integral part of these financial statements.